UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2013

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 226-5011

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2013 (the “Amendment Effective Date”), SeaWorld Parks & Entertainment, Inc. (“SWPE”), a direct, wholly-owned subsidiary of SeaWorld Entertainment, Inc. (the “Company”) entered into an amendment (“Amendment No. 5”) to its existing senior secured credit agreement, dated as of December 1, 2009 (as amended by Amendment No. 1, dated as of February 17, 2011, Amendment No. 2, dated as of April 15, 2011, Amendment No. 3, dated as of March 30, 2012, and Amendment No. 4, effective as of April 24, 2013, the “Existing Credit Agreement” and, as amended by Amendment No. 5, the “Amended Credit Agreement”), among the Company, SWPE, as borrower, the guarantors party thereto from time to time, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other agents and lenders from time to time party thereto.

On the Amendment Effective Date, SWPE borrowed $1,405.0 million in aggregate principal amount of incremental term loans (the “Term B-2 Loans”) from the lenders under Amendment No. 5. The Term B-2 Loans borrowed pursuant to Amendment No. 5 refinanced all of the outstanding term loans under the Existing Credit Agreement. At SWPE’s option, SWPE may borrow additional term loans under the Amended Credit Agreement, subject to certain customary conditions, including consent of the lenders providing such additional term loans, in an amount not to exceed $350.0 million, plus additional amounts subject to compliance on a pro forma basis with a first lien secured net leverage test.

Interest Rate and Fees

Borrowings of Term B-2 Loans under the Amended Credit Agreement bear interest at a fluctuating rate per annum equal to, at SWPE’s option, (i) a base rate equal to the higher of (a) the federal funds rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate” (provided that in no event shall such base rate with respect to the Term B-2 Loans be less than 1.75% per annum), in each case plus an applicable margin of 1.25%, or (ii) a LIBOR rate for the applicable interest period (provided that in no event shall such LIBOR rate with respect to the Term B-2 Loans be less than 0.75% per annum) plus an applicable margin of 2.25%. The applicable margin for the Term B-2 Loans is subject to one 25 basis point step-down upon achievement by SWPE of a certain leverage ratio.

Prepayments

The Term B-2 Loans contains identical mandatory and voluntary prepayment provisions as those in the Existing Credit Agreement. Each lender has the right to reject its pro rata share of mandatory prepayments described above, in which case SWPE may retain the amounts so rejected.

The foregoing voluntary prepayments will be applied to installments of the Term B-2 Loans at SWPE’s discretion and the foregoing mandatory prepayments will be applied in direct order of maturity.

SWPE may voluntarily repay outstanding loans under the Amended Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR rate loans.

In the event that within twelve months of the Amendment Effective Date, SWPE amends the Amended Credit Agreement in connection with certain repricing transactions in order to reduce the interest rate applicable to the Term B-2 Loans or refinance the Term B-2 Loans with the proceeds of indebtedness with a lower yield than that applicable to the Term B-2 Loans, the prepayment must be made at 101% of the principal amount of such Term B-2 Loans repriced through such amendment or prepaid, as the case may be.

Amortization and Final Maturity

The Term B-2 Loans will mature on the date that is seven years after the Amendment Effective Date and will amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of Term B-2 Loans, with the balance payable on the final maturity date, provided that the Amended Credit Agreement provides the right for individual lenders to agree to extend the maturity date of their outstanding Term B-2 Loans upon SWPE’s request and without the consent of any other lender, subject to customary terms and conditions.

Guarantees and Security

The Term B-2 Loans are unconditionally guaranteed on the same terms as SWPE’s Existing Credit Agreement, including, subject to certain exceptions, by the Company and substantially all of the existing and future, direct and indirect, wholly-owned material domestic restricted subsidiaries of SWPE. All obligations under the Term B-2 Loans are secured on the same terms as SWPE’s existing senior secured credit facilities by substantially all of SWPE’s assets and the assets of the guarantors, subject to certain exceptions.

Restrictive Covenants

The Amended Credit Agreement contains the same representations and warranties, affirmative and negative covenants and events of default as those in the Existing Credit Agreement, except the Amended Credit Agreement (i) provides for the delivery of the quarterly unaudited consolidated financial statements for the quarter ending March 31, 2013 to be delivered within 60 days after the end of such fiscal quarter, (ii) permits the incurrence of senior secured, senior unsecured and junior indebtedness subject to certain financial ratio incurrence tests and (iii) fixes the total leverage ratio financial maintenance covenant to be no greater than 5.75:1.00 for any test period following the Amendment Effective Date.

The foregoing description of Amendment No. 5 and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 5 and the Amended Credit Agreement.

Other

Certain affiliates of Blackstone Capital Partners V L.P., the affiliates of which beneficially own the majority of outstanding capital stock of the Company, are lenders under SWPE’s senior secured credit facilities owning approximately $147.66 million of the total outstanding Term B-2 Loans thereunder and have received customary fees for their services in connection with the Amended Credit Agreement.

Bank of America, N.A. is the administrative agent, collateral agent, L/C issuer and swing line lender under the Existing Credit Agreement. In addition, Bank of America, N.A., certain of its affiliates and other lenders under the Existing Credit Agreement and Amendment No. 5 and their affiliates have, from time to time, provided investment banking and advisory services to the Company and/or its affiliates for which they have received customary fees and commissions and such affiliates may provide these services from time to time in the future.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is hereby incorporated into this Item 2.03.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: May 14, 2013	By:	/s/ G. Anthony (Tony) Taylor
		Name:	G. Anthony (Tony) Taylor
		Title:	Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary